AIM HIGH YIELD FUND                                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        8

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $ 32,826
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $  4,363
           Class C                   $  3,517
           Class Y                   $    339
           Investor Class            $  9,657
           Institutional Class       $ 15,577

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.3605
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.3372
           Class C                     0.3357
           Class Y                     0.3036
           Investor Class              0.3616
           Institutional Class         0.3751

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                    109,011
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                     11,596
           Class C                     15,581
           Class Y                      3,255
           Investor Class              28,735
           Institutional Class         36,693

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $   3.64
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   3.65
           Class C                   $   3.64
           Class Y                   $   3.65
           Investor Class            $   3.64
           Institutional Class       $   3.64